Exhibit (a)(1)(B)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

3.375% CONVERTIBLE SENIOR NOTES DUE 2038

ISSUED BY

HERCULES OFFSHORE, INC

CUSIP Number: 427093AD1

Pursuant to the Tender Offer Statement on Schedule TO filed by

Hercules Offshore, Inc.

on May 1, 2013

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE RIGHT OF HOLDERS TO SUBMIT AN OPTIONAL PUT REPURCHASE NOTICE REGARDING THE REPURCHASE OF NOTES EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 31, 2013. AN OPTIONAL PUT REPURCHASE NOTICE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 31, 2013.

HOLDERS THAT SURRENDER NOTES THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE WITHDRAWAL PROCEDURES OF DTC.

The Paying Agent is:

The Bank of New York Trust Company, National Association

By Mail, Hand or Courier:
The Bank of New York Mellon
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Dacia Brown-Jones
Re: Hercules
Offshore, Inc.
Telephone: 1-315-414-3349

For Information:

Dacia Brown-Jones at the Bank of New York Mellon

1-315-414-3349

Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Tender Offer Statement on Schedule TO, filed on May 1, 2013 (the “Offer Statement”) of Hercules Offshore, Inc., a Delaware corporation (the “Company”), and the accompanying Company Notice and Optional Put Repurchase Notice, relating to the offer to repurchase by the Company, at the option of the holder thereof, the Company’s 3.375% Convertible Senior Notes due 2038 (the “Notes”) for a repurchase price (the “Optional Put Repurchase Price”) equal to 100% of the original principal amount of the Notes in cash per Note plus the full amount of accrued and unpaid interest, if any, to (but excluding) the Optional Put Repurchase Date (as defined below), subject to the terms and conditions of the Indenture, the Notes and related offer materials, as amended and supplemented from time to time (the “Optional Put Repurchase Offer”). The repurchase date with respect to the Optional Put Repurchase Offer is Saturday, June 1, 2013 (the “Optional Put Repurchase Date”). The Optional Put Repurchase Date is an Interest Payment Date under the terms of the Notes and the Indenture. Accordingly, interest accrued up to the Optional Put Repurchase Date will be paid on the Interest Payment Date to Holders of record at 5:00 p.m. New York City time, on May 15, 2013, and the Company does not expect that there will be accrued and unpaid interest due as part of the Optional Put Repurchase Price. Unless the Company defaults in the payment of the Optional Put Repurchase Price in accordance with the Indenture, interest on the repurchased Notes will cease to accrue, and the accreted principal amount of the Notes will cease to accrete, on and after the Optional Put Repurchase Date.

This Notice of Withdrawal is to be completed by registered holders of Notes desiring to withdraw the surrender of Notes in the Optional Put Repurchase Offer if an Optional Put Repurchase Notice has been previously delivered to the Paying Agent. This Notice of Withdrawal need not be completed by registered holders of Notes desiring to withdraw the surrender of Notes in the Optional Put Repurchase Offer if delivery of such Notes has previously been made by book-entry transfer to the Paying Agent’s account at DTC pursuant to applicable procedures, in which case, such registered holders must comply with DTC’s withdrawal procedures prior to the expiration of the Optional Put Repurchase Offer.

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s Optional Put Repurchase Notice and surrender to the Paying Agent of the Notes, which Optional Put Repurchase Notice and Notes were delivered pursuant to the Offer Statement.

The undersigned understands that the withdrawal of the Optional Put Repurchase Offer and the Notes previously surrendered in this Optional Put Repurchase Offer, effected by this Notice of Withdrawal, may not be rescinded and that the Notes will no longer be deemed identified for surrender for repurchase for purposes of the undersigned’s Optional Put Repurchase Notice. Such withdrawn Notes may be reidentified for surrender only by following the procedures for surrendering set forth in the Offer Statement and in the accompanying Company Notice and Optional Put Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF NOTES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	CUSIP Number	Certificate Number(s)*	Aggregate Original Principal Amount Represented	Aggregate Original Principal Amount Being Withdrawn**	Aggregate Original Principal Amount Which Remains Subject to Optional Put Repurchase Notice

TOTAL PRINCIPAL AMOUNT BEING WITHDRAWN

$

*	Need not be completed by holders who surrendered the Notes by book-entry transfer.
**	Unless otherwise indicated in the column labeled “Aggregate Original Principal Amount Being Withdrawn” and subject to the terms and conditions of the Offer Statement, a holder will be deemed to have withdrawn the entire aggregate principal amount represented by the Notes indicated in the column labeled “Aggregate Original Principal Amount Represented.”

METHOD OF DELIVERY

☐	Check here if Optional Put Repurchase Notice was physically delivered to the Paying Agent.

☐	Check here if Notes were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)

Address:
(Please Print)
Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF

NOTES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Notes exactly as his (their) name(s) appear(s) on certificate(s) for Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	, 2013
Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone Number:

SIGNATURE GUARANTEE (IF REQUIRED)

Certain Signatures Must be Guaranteed by an Eligible Institution

The signature appearing above must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15(a)(2) under the Securities Exchange Act of 1934, as amended) (an “Eligible Guarantor Institution”) unless (i) the signature above is of the registered holder(s) of the surrendered Notes or (ii) the Notes were surrendered for purchase by the Company for the account of an Eligible Guarantor Institution.

Authorized Signature:

Printed Name:

Title:

Name of Eligible Institution Guaranteeing Signatures:

Address of Eligible Institution:
(including zip code)

Area Code and Telephone Number.:

Date:             , 2013